                   Firetector Inc. and Subsidiaries
                Pro-Forma Consolidated Balance Sheet
                             Unaudited


                                                   March 31,
                                                     1995
                                              ----------------
ASSETS
Current assets:
  Cash                                         $     60,566
  Accounts receivable, principally
   trade, less allowance for
    doubtful accounts of  $128,101                3,699,024
  Accounts receivable from affiliate                236,533
  Inventories                                     1,808,940
  Prepaid expenses and other current assets         170,269
                                                -------------
Total current assets                              5,975,332


Property and equipment at cost, less
 accumulated depreciation and
 amortization of $470,772                           485,033

Software development costs, net                     105,319

Other assets                                        515,853



                                               -------------
Total assets                                     $7,081,537
                                               =============

To reflect the conversion of debt from Mirtronics to Preferred
Stock on May 17, 1995
/TABLE

                   Firetector Inc. and Subsidiaries
             Pro-Forma Consolidated Balance Sheet (continued)
                            Unaudited


                                                    March 31,
                                                       1995
                                               ------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable bank - in default                   $2,336,915
  Other notes payable                                 375,839
  Accounts payable and accrued expenses             1,824,730
  Unearned service revenue                            307,472
  Current portion of capital lease obligations          5,177
                                                   ------------
Total current liabilities                           4,850,133


Other notes payable, less current portion             164,980
Capital lease obligations, less current portion         3,582
Due to affiliated companies                            53,411
                                                    -----------
Total liabilities                                   5,072,106



Stockholders' equity:
  Convertible preferred stock, 2,000,000
    shares authorized - 675,000 shares issued
    and outstanding                                   675,000
  Common stock, 25,000,000 shares authorized,
    $.001 par value; issued and outstanding
    3,183,400 shares                                    3,183
  Capital in excess of par                          5,292,611
  Deficit                                          (3,961,363)
                                                   -----------
Total stockholders' equity                          2,009,431
                                                   -----------
Total liabilities and stockholders' equity         $7,081,537
                                                   ===========

To reflect the conversion of debt from Mirtronics to Preferred
Stock on May 17, 1995
